SCHEDULE 14A
FERRO CORPORATION
PROXY STATEMENT
ELECTION OF DIRECTORS
Stock Ownership of Management and Certain Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS
AMENDMENTS TO THE STOCK OPTION PLAN
Description Of Amendments
The Plan
Incentive Stock Options
Stock Appreciation Rights
Federal Income Tax Consequences
Amendment And Termination Of The Plan
RECOMMENDATION AND VOTE
APPROVAL OF AMENDMENT TO THE PERFORMANCE SHARE PLAN
Summary of the Amendment
Summary of the Performance Share Plan
Awards Under the Performance Share Plan
RECOMMENDATION AND VOTE
DESIGNATION OF AUDITORS
INFORMATION CONCERNING EXECUTIVE OFFICERS
Report of the Compensation and Organization Committee
Performance Compared to Certain Standards
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FERRO CORPORATION
Summary Compensation Table
Stock Option Grants, Exercises and Year End Values
Option Grants in 1999
Performance Share Plan Awards
Retirement Plan
Executive Employment Agreements
SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING
MISCELLANEOUS
EXHIBIT A
EMPLOYEE STOCK OPTION PLAN
EXHIBIT B
1997 PERFORMANCE SHARE PLAN

SCHEDULE 14A
(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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[ ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FERRO CORPORATION

(Name of Registrant as Specified in its Charter)

FERRO CORPORATION

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FERRO CORPORATION

1000 LAKESIDE AVENUE

CLEVELAND, OHIO 44114

March 20, 2000

DEAR SHAREHOLDERS:

      You are cordially invited to attend the annual meeting of shareholders of Ferro Corporation, which will be held on Friday, April 28, 2000, at the Great Lakes Science Center, 601 Erieside Avenue, Cleveland, Ohio. The meeting will begin at 9:00 a.m., Cleveland time, but we hope that you will be able to join the officers and directors at 8:30 a.m. for coffee and informal conversation. The matters to be considered are described in the following pages and include information concerning each director and each nominee for director.

      The items proposed for action by the shareholders at the meeting are the election of directors, the approval of amendments to the Employee Stock Option Plan and to the Performance Share Plan and the designation of auditors. In addition, the officers will give current reports on the status of the business of Ferro.

      Shareholders of record at the close of business on February 28, 2000 are entitled to vote at the meeting.

      It is important to your interests that all shareholders participate in the affairs of Ferro regardless of the number of shares owned. Accordingly, we urge you promptly to fill out, sign and return the enclosed proxy even if you plan to attend the meeting. You have the option to revoke it at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting.

Very truly yours,

HECTOR R. ORTINO,
Chairman, President and
Chief Executive Officer

PROXY STATEMENT

ELECTION OF DIRECTORS

      The Board of Directors of Ferro presently consists of eleven members divided into three classes. The directors in each class are elected for terms of three years so that at each annual meeting the term of office of one class of directors expires. The terms of office of four directors of Ferro will expire on the day of the 2000 annual meeting, upon election of successors.

      Proxies solicited hereunder granting authority to vote on the election of directors will be voted for the election of Glenn R. Brown, William E. Butler, John C. Morley and Hector R. Ortino to serve for three year terms and until their successors are elected; provided, however, that if the election of directors is by cumulative voting (see page 35 of this Proxy Statement) the persons appointed by the accompanying proxy intend to cumulate the votes represented by proxies they receive and distribute such votes in accordance with their best judgment. All of the candidates for election as directors are directors whose present terms of office will expire at the meeting.

      If any nominee is not available at the time of the election, proxies will be voted to decrease the authorized number of directors. However, Ferro has no reason to believe that any of the nominees will not be available.

      Information is set forth below regarding the principal occupation and the number of shares of Ferro Stock owned on February 28, 2000 by each nominee and each of the other directors who will continue in office after the meeting.

NOMINEES FOR ELECTION
[BROWN PHOTO] Director since 1988	GLENN R. BROWN, age 69, Science Advisor to the Governor of the State of Ohio. Retired Senior Vice President and Director Standard Oil Company (now BP America). Dr. Brown joined The Standard Oil Company (Ohio) in 1953 and, after serving in various assignments, was elected a Senior Vice President in 1979. He also served as a director of Standard Oil from 1981 until his retirement in 1986. Following his retirement from Standard Oil, Dr. Brown served at Case Western Reserve University as Director of Strategic Planning, Dean of the Colleges and Vice Provost for Corporate Research and Technology Transfer from 1986-1993. He is also a director of Nordson Corporation (manufacturer of industrial application equipment).
Common Shares owned 17,587 Nominee for term expiring in 2003

[BUTLER PHOTO] Director since 1992	WILLIAM E. BUTLER, age 68, Retired Chairman of the Board and Chief Executive Officer, Eaton Corporation (engineered products for automotive, industrial, commercial and military markets). Mr. Butler was employed by Eaton from 1957 through 1995, serving as President and Chief Executive Officer prior to his election as Chairman in 1991. Mr. Butler is a director of Applied Industrial Technologies, Inc. (industrial products distributor), Pitney Bowes Inc. (manufacturer of mailing, copying and facsimile systems), U.S. Industries (manufacturer of plumbing and bath products, industrial and residential lighting systems, and consumer hardware and garden products), Goodyear Tire & Rubber Company (manufacturer of tires and other products) and Borg-Warner Automotive Corporation (power train automotive systems).
Common Shares owned 12,806 Nominee for term expiring in 2003

NOMINEES FOR ELECTION
[MORLEY PHOTO] Director since 1987	JOHN C. MORLEY, age 68, President of Evergreen Ventures, Ltd. (private investment company). Retired Director, President and Chief Executive Officer of Reliance Electric Company (manufacturer of industrial motors and controls, mechanical power transmission products and specialty telecommunication products and systems). Mr. Morley began his career with Exxon Corporation in 1958 and served as President of Exxon Chemical Company, USA and Senior Vice President of Exxon USA before joining Reliance in 1980 as President and Chief Executive Officer. In December of 1986, Mr. Morley led an investor group in the leveraged acquisition of Reliance Electric Company from Exxon. In January of 1995, Rockwell International Corporation acquired Reliance Electric Company. Mr. Morley serves as a director of Lamson and Sessions, Inc. (manufacturer and marketer of consumer and commercial electrical and polymeric products) and Cleveland-Cliffs, Inc. (a full service iron-ore company).
Common Shares owned 18,801 Nominee for term expiring in 2003

[ORTINO PHOTO] Director since 1993	HECTOR R. ORTINO, age 57, Chairman, President and Chief Executive Officer of Ferro. He began his career as Treasurer of Ferro Argentina in 1971 and subsequently became Financial Director in 1973. In 1976, Mr. Ortino was promoted to Managing Director of Ferro Argentina. Mr. Ortino was named Managing Director of Ferro Mexico in 1982. In 1983, he was appointed Assistant to the Executive Vice President — Finance and relocated to Cleveland. He was named Vice President — Finance in 1984; was named Vice President - Finance and Chief Financial Officer in 1987; was named Senior Vice President and Chief Financial Officer in 1991; was named Executive Vice President and Chief Financial — Administrative Officer in 1993; was named President and Chief Operating Officer in 1996; and was named Chairman and Chief Executive Officer in 1999. Prior to joining Ferro, Mr. Ortino served as Treasurer of Columbia Broadcasting Systems, Argentina and Assistant to the Treasurer of Pfizer, Inc., Argentina. Mr. Ortino is also a director of Parker Hannifin Corporation (producer of motion and control components for industrial and aerospace markets).
Common Shares owned (1) 344,008 Nominee for term expiring in 2003
ESOP Convertible Preferred Shares beneficially owned 3,994

Directors whose terms
of office will continue
after the meeting
[CRAYTON PHOTO] Director since 1994	SANDRA AUSTIN CRAYTON, age 52, President, Phy Serv Solutions, Inc., a wholly-owned subsidiary of National Data Corporation, since 1999. Also, President and Chief Executive Officer, Austin & Associates since 1996. Between 1981 and 1988, Ms. Crayton was employed by the Huron Road Hospital in Cleveland, and during that time served as the Director of Planning, Vice President and President. In 1988, she was appointed Senior Vice President and General Manager of the Medical/ Surgical and Psychiatry Management Centers of University Hospitals of Cleveland and served in that capacity until 1990. Ms. Crayton was named the Executive Vice President and Chief Operating Officer of The University of Chicago Hospitals in 1990 and served in that capacity until 1994, at which time she was appointed President of Caremark Clinical Management Services, a division of Caremark, Inc. In 1995, Ms. Crayton was named President of Caremark Physician Services, a division of Caremark, Inc., which provides physician practice management services. Between 1997 and 1999, Ms. Crayton was President and Chief Executive Officer of Sedona Health Care Group, Inc. Ms. Crayton also serves as a director of National City Corporation and South Shore Bank (bank holding companies) and Atria Communities, Inc. (provider of assisted and independent living communities for the elderly).
Common Shares owned 11,628 Term expires in 2002

[BERSTICKER PHOTO] Director since 1978	ALBERT C. BERSTICKER, age 65, Retired Chairman of Ferro. Mr. Bersticker began his career as a Research Engineer with Ferro in 1958. Following various assignments with the International Division, he became Plant Manager of the Company’s Spanish subsidiary and was named Managing Director of Ferro Spain in 1969. Returning to the United States in 1973, Mr. Bersticker was named Assistant to the Group Vice President — International Operations. In 1974 he was appointed Group Vice President — International; was named Executive Vice President, Operations in 1976; was named Executive Vice President and Chief Operating Officer in 1986; was named President and Chief Operating Officer in 1988; was named Chief Executive Officer in 1991; and was named Chairman in 1996. Mr. Bersticker retired as Chief Executive Officer, effective January 1, 1999. Mr. Bersticker is also a director of KeyCorp (bank holding company), Oglebay Norton Company (minerals and shipping) and Brush Wellman Inc. (manufacturer of beryllium alloy parts).
Common Shares owned (1) 669,314 Term expires in 2001
ESOP Convertible Preferred Shares beneficially owned 3,999

Directors whose terms
of office will continue
after the meeting
[BULKIN PHOTO] Director since 1998	MICHAEL H. BULKIN, age 61, Private Investor. In 1965, Mr. Bulkin joined McKinsey & Company, Inc. (international management consulting firm). He became a principal in 1970 and was elected a director in 1976. While serving with McKinsey & Company, Mr. Bulkin held several leadership positions including Managing Director of various offices, Chairman of the Partner Evaluation and Compensation Committee and member of the Shareholders Committee, Executive Committee, Strategy Development Committee, Professional Personnel Committee and Partner Election Committee. Mr. Bulkin retired from McKinsey & Company in 1993. In 1994, Mr. Bulkin became a director of Bunge International Ltd. (diversified company with businesses in grain trading and the food industry) and became an advisor to Three Cities Research (private investment company) where he serves as a director of portfolio companies. Mr. Bulkin also serves as a director of American Bridge Company, a privately held construction company, and Specified Technologies Inc., a privately-held fire stopping products company.
Common Shares owned 9,255 Term expires in 2001

[LAWRENCE PHOTO] Director since 1999	WILLIAM B. LAWRENCE, age 55, Executive Vice President, Law, Corporate Development and Government Affairs of TRW Inc. (provider of advanced technology products and services for the global automotive, aerospace and information systems markets). Mr. Lawrence joined TRW in 1976 as counsel specializing in securities and finance. He became Senior Counsel in 1978 and in 1980 was named Vice President, Law for TRW’s Industrial and Energy Sector. Mr. Lawrence was named Vice President and Assistant General Counsel of TRW in 1985. From 1986 to 1987, he also served as Vice President, Law for TRW’s space and defense businesses. In 1989, Mr. Lawrence was appointed as Executive Vice President of Planning, Development, and Government Affairs. Mr. Lawrence assumed his present position at TRW in 1997.
Common Shares owned 1,500 Term expires in 2002

Directors whose terms
of office will continue
after the meeting
[SHARP PHOTO] Director since 1998	WILLIAM J. SHARP, age 58, President of North American Tire for The Goodyear Tire & Rubber Company (tire, engineered products and chemicals manufacturer). Mr. Sharp began his career with Goodyear in 1964. Following various assignments in the United States and abroad, Mr. Sharp was named Director of European Tire Production in 1984. He then was appointed Vice President of Tire Manufacturing in 1987 and later Executive Vice President of Product Supply in 1991. In 1992, he became President and General Manager of Goodyear’s European Regional Operations. He was elected President of Goodyear Global Support Operations in 1996.
Common Shares owned 5,024 Term expires in 2001

[SULLIVAN PHOTO] Director since 1992	DENNIS W. SULLIVAN, age 61, Executive Vice President of Parker Hannifin Corporation (producer of motion and control components for industrial and aerospace markets). Mr. Sullivan began his career with Parker Hannifin Corporation in 1960 as a Sales Engineer and, after serving in various assignments, was named Group Vice President in 1972; President of the Fluid Connectors Group in 1976; Corporate Vice President in 1978; President of the Fluidpower Group in 1979; President of the Industrial Sector in 1980; and he assumed his present position in 1981. Mr. Sullivan is also a member of the Office of the President, responsible for four of Parker Hannifin’s eight groups as well as for worldwide purchasing and worldwide marketing. Mr. Sullivan is a director of Parker Hannifin and KeyCorp (bank holding company).
Common Shares owned 18,562 Term expires in 2002

(1)	The shares reported as owned by Messrs. Bersticker and Ortino include shares that they do not own of record but of which they are beneficial owners. An individual is deemed to be the beneficial owner of shares as to which he exercises or influences voting power or investment power. The number of shares (included in those reported above) as to which Messrs. Bersticker and Ortino are not owners of record but as to which they exercise or influence voting control or investment decisions are as follows: Mr. Bersticker — 151,651 shares and Mr. Ortino — 5,101 shares. The number of shares reported above for Messrs. Bersticker and Ortino include 82,500 and 83,000 shares, respectively, issued to them under the Performance Share Plan that are subject to risk of forfeiture based upon the terms of that plan. The number of shares that may be acquired by Messrs. Bersticker and Ortino pursuant to exercisable stock options as of May 1, 2000 are as follows: Mr. Bersticker — 346,492 shares; and Mr. Ortino — 212,375 shares (included in the number of shares reported above).

Stock Ownership of Management and Certain Beneficial Owners

      Information is set forth below regarding beneficial ownership of Common Stock of the Company by (i) each person who is a director; (ii) each executive officer named in the Summary Compensation Table on page 26; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. The information set forth below is as of February 28, 2000.

		Shares
	Shares of	Underlying
	Common Stock	Options		ESOP
	Owned Directly	Exercisable	Total	Convertible
	or Indirectly	Within 60	Common	Preferred
Name	(a)(b)(c)	Days(d)	Stock	Stock

Directors

Sandra Austin Crayton	4,128	7,500	11,628

Albert C. Bersticker	322,822	346,492	669,314	3,999

Glenn R. Brown	9,150	8,437	17,587

Michael H. Bulkin	7,380	1,875	9,255

William E. Butler	4,369	8,437	12,806

William B. Lawrence	1,500	0	1,500

John C. Morley	10,364	8,437	18,801

Hector R. Ortino	131,633	212,375	344,008	3,994

Rex A. Sebastin	9,807	8,437	18,244

William J. Sharp	3,149	1,875	5,024

Dennis W. Sullivan	10,125	8,437	18,562

Four Other Officers Named in Summary Compensation Table

R. Jay Finch	35,099	63,249	98,348	2,668

James F. Fisher	70,987	104,750	175,737	3,970

J. Larry Jameson	35,329	44,625	79,954	711

Kent H. Lee, Jr.	16,800	12,750	29,550	611

Twenty-two Directors and Executive Officers as a Group	787,275	978,909	1,766,184	29,844

(a)	The beneficial ownership of Messrs. Bersticker and Ortino are set forth below their biographies on pages 4 and 3 and further in a footnote on page 6 of this Proxy Statement. With respect to other officers named in the Summary Compensation Table on page 26 of this Proxy Statement, the shares reported for Messrs. Fisher, Finch, Jameson and Lee include 30,800, 23,100, 23,100, and 14,800 shares issued under the Performance Share Plan that are subject to risk of forfeiture based upon the terms of that plan.

(b)	The shares reported for Mr. Fisher include 20,859 shares that he does not own of record but for which he is beneficial owner.

(c)	Included in the shares owned by Messrs. Ortino and Finch are 7,836 and 6,036 shares, respectively, representing phantom shares in the discretionary Deferred Bonus Plan.

(d)	Exercisable stock options as of May 1, 2000.

      The percentage of shares of outstanding common stock, including options exercisable within 60 days of February 28, 2000, the record date, beneficially owned by all directors and executive officers as a group is 5.0%. The percentage of such shares beneficially owned by any director does not exceed 1%, except Mr. Bersticker, who owns 1.9% of the outstanding Common Stock. Mr. Ortino owns 1% of the outstanding Common Stock.

      With regard to ESOP Convertible Preferred Stock, directors and executive officers as a group own 2.7% of the outstanding shares of that series.

      The following table sets forth information about each person known by Ferro to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

			Percent of class

				ESOP
	Amount and			Convertible
Name and address	nature of beneficial		Common	Preferred
of beneficial owner	ownership		Stock	Stock

FMR Corp.	5,216,550	(1)	14.8%	—
82 Devonshire Road Boston, Massachusetts 02109

Mario J. Gabelli and related entities	4,750,800	(2)	13.5%	—
One Corporate Center Rye, New York 10017

Harris Associates L.P.	1,824,600	(3)	5.2%	—
Two North LaSalle Street Suite 500 Chicago, Illinois 60602

National City Bank, Trustee	1,123,638	(4)	—	100%
under the Ferro Corporation Savings and Stock Ownership Plan 1900 East 9th Street Cleveland, Ohio 44114

(1)	Information regarding share ownership was obtained from Schedule 13G filed February 11, 2000, by FMR Corp. FMR Corp. reported sole voting power as to 423,350 shares and sole investment power as to 5,216,550 shares.

(2)	Information regarding share ownership was obtained from Schedule 13D filed March 10, 2000 by Mario J. Gabelli and related entities. Such reporting persons reported sole voting power as to 4,712,300 shares and sole investment power as to 4,750,800 shares.

(3)	Information regarding share ownership was obtained from Schedule 13G filed February 7, 2000, by Harris Associates, L.P. Harris Associates reported shared voting power as to 1,824,600 shares, sole investment power as to 1,509,100 shares and shared investment power as to 315,500 shares.

(4)	The beneficial owners of the Savings and Stock Ownership Plan are participating employees of the Company. The 1,123,638 shares of Convertible Preferred Stock are convertible into 2,920,110 shares of Common Stock, representing approximately 8.4% of the outstanding Common Stock. The Preferred Stock is nontransferable and, upon distribution of an account balance to a plan participant, such participant receives Common Stock issuable upon conversion of the Preferred Stock or cash payable upon redemption of the Preferred Stock. Each share of Preferred Stock carries one vote, voting together with the Common Stock on most matters. The Trustee votes in accordance with the instructions of plan participants.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Ferro’s officers and directors, and persons who own more than ten percent of a registered class of Ferro’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Ferro with copies of all Section 16(a) forms they file.

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Ferro during 1999 and Forms 5 and amendments thereto furnished to Ferro with respect to 1999, no director, officer, beneficial owner of more than 10% of its outstanding Common Stock or stock convertible into Common Stock or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 1999 or prior fiscal years any reports required by Section 16(a) of the Exchange Act, except that a Form 4 was inadvertently filed two months late for Mr. Bersticker.

CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

      During 1999, the Board held seven regularly scheduled monthly meetings, and committees of the Board met from time to time upon call of the Chairman (or in the case of the Audit Committee, upon call of its Chairman). During 1999, each director attended at least 75% of the aggregate of the total number of meetings of the Board and the committees on which he or she served.

      Each director who is not an employee of Ferro is paid an annual retainer fee of $30,000. In addition, directors (other than employee directors) are paid an attendance fee of $1,500 for meetings of the Board and $1,000 for meetings of its commit-

tees. The Chairs of the Audit Committee, the Compensation and Organization Committee and the Finance Committee are each paid an additional annual retainer of $4,000. The directors have the right to defer their fees into a Ferro Common Stock account. Amounts so deferred will be invested in Ferro Common Stock, together with dividends thereon that will be reinvested in Ferro Common Stock. The deferred account will be distributed after the retirement of the director.

      Pursuant to the Employee Stock Option Plan, on the date of each annual shareholders meeting, each non-employee Director who continues as a Director after that annual meeting is automatically granted an option to purchase 2,500 shares of Common Stock.

      The Audit Committee of the Board of Directors engages in the functions usual to an audit committee of a publicly held corporation, including recommendations as to the engagement of independent accountants; review with the independent accountants of the proposed scope of and plans for annual audits and review of audit results; review of the adequacy of internal financial controls and internal audit functions; and review of any problems identified by either the internal or external audit functions. During 1999, the Audit Committee met twice. Messrs. Brown, Morley, Sharp and Sullivan are the current members of the Audit Committee, with Mr. Morley serving as Chairman.

      The Compensation and Organization Committee considers and formulates recommendations with respect to the compensation of Ferro’s officers and performs functions delegated by the Board with respect to the Stock Option Plan, the Performance Share Plan and the Incentive Compensation Plan. Included among its functions is the review of recommendations (including written recommendations made by any shareholder) as to new members of the Board of Directors. Shareholder recommendations for members of the Board of Directors should be submitted in writing to the Secretary of Ferro. During 1999, the Committee met four times. A report of the Compensation and Organization Committee is set forth on pages 21 through 24 of this Proxy Statement. Ms. Crayton and Messrs. Brown, Bulkin and Butler are the current members of the Compensation and Organization Committee with Mr. Butler serving as Chairman.

      The Finance Committee reviews the Company’s financial plans and recommends actions to management and/or the Board of Directors as the Committee deems appropriate. The Finance Committee reviews the Company’s identified worldwide financing requirements and its plans to meet such requirements. Included among its responsibilities is the review of projected worldwide cash flow, the Company’s financial objectives and strategies, major acquisitions, and investment performance of the Company’s pension plans. In addition, the committee must review and approve the annual capital appropriation budget. During 1999, the Committee met once. Ms. Crayton and Messrs. Morley, Sharp and Sullivan are the current members of the Finance Committee, with Ms. Crayton serving as Chairperson.

AMENDMENTS TO THE STOCK OPTION PLAN

      The Amended and Restated Employee Stock Option Plan (the “Plan”) was approved by the shareholders of the Company at the 1991 Annual Meeting of Shareholders. As a result of certain changes in federal income tax laws, the Board of Directors recommended in 1995, and the shareholders approved, an amendment to the Plan which established a limit of 100,000 shares on the number of shares that could be awarded to any individual under the Plan during any consecutive 11 month period. In 1996, the Board of Directors recommended, and the shareholders approved, two additional amendments to the Plan. These amendments (i) increased the number of shares available for issuance under the Plan to 1,500,000, plus the number of shares remaining available for grant prior to the 1996 Annual Meeting of Shareholders and (ii) permitted the Company to grant stock options to non-employee directors. At its February 25, 2000 meeting, the Board of Directors, subject to the approval of the shareholders, adopted three additional amendments to the Plan.

Description Of Amendments

      The first amendment would increase the number of shares as to which stock options may be granted under the Plan. Shareholders previously set the number of shares reserved for issuance at 1,500,000, plus the number of shares remaining available for grant on the date immediately prior to the 1996 Annual Meeting of Shareholders. The proposed amendment would increase the number of shares available for issuance to 1,500,000, together with the number of shares remaining available for issuance on the date immediately prior to the 2000 Annual Meeting. As of February 28, 2000, 266,000 shares of common stock remained available for the grant of stock options and the closing price of the common stock on the New York Stock Exchange was $18.75. As of that date, options to purchase 3,569,556 shares of common stock were outstanding under the Plan. The Board believes that stock options align the interests of management with the interests of shareholders in seeking growth in the value of the shares awarded through options and that increasing the number of shares reserved for issuance under the Plan is necessary so that the

Company can continue to provide such incentives in the future. The Plan has been amended so that the first sentence of Section 2 would read as follows:

The aggregate number of shares of the Corporation for which options may be granted under this Plan shall be that number of shares remaining available for grant under the Plan on the close of business on the date immediately prior to the 2000 Annual Meeting of Shareholders plus 1,500,000; provided, however, that whatever number of said shares shall remain reserved for issuance pursuant to this Plan at the time of any stock split, stock dividend or other change in the Corporation’s capitalization, shall be appropriately adjusted to reflect such stock dividend, stock split or other change in capitalization.

      The second amendment would extend the expiration date of the Plan to April 26, 2010. Currently, options may be granted under the Plan through April 26, 2001, on which date the Plan is set to expire. The Plan has been amended so that the first sentence of Section 16 would read as follows:

Options may be granted under this Plan at any time prior to April 26, 2010, on which date the Plan shall expire but without affecting any options then outstanding.

      The third amendment would require shareholders’ consent for any action taken under the Plan which would adjust or amend the exercise price of options or stock appreciation rights previously granted to any optionee, whether through amendment, cancellation, replacement grants or any other means. The Plan has been amended so that the first sentence of Section 12 would read as follows:

The Corporation, by action of its Board of Directors, reserves the right to amend, modify or terminate at any time this Plan, or, by action of the Committee with the consent of the optionee, to amend, modify or terminate any outstanding Option Agreement or Grant of Stock Appreciation Rights, except that the Corporation may not, without further shareholder approval, increase the total number of shares as to which options may be granted under this Plan (except increases attributable to the adjustments authorized in Paragraph 2 hereof), change the employees or class of employees eligible to receive options, adjust or amend the exercise price of options or stock appreciation rights previously granted to any optionee, whether through amendment, cancellation, replacement grants or any other means, or materially increase the benefits accruing to participants under this Plan.

      The following is a summary of the material terms of the Plan.

The Plan

      The Plan provides for the granting of stock options to purchase shares of common stock of the Company. Options may be intended to qualify as “incentive stock options” under the Internal Revenue Code or options which do not so qualify (“non-statutory stock options”). Except to the extent the Board of Directors reserves to itself authority to administer the Plan, the Plan is administered by a stock option committee (the “Committee”) consisting of not less than three directors of the Company appointed by the Board of Directors. The practice of the Company has been that the Compensation and Organization Committee of the Board (consisting of outside directors) acts as the stock option committee.

      Persons who are eligible to participate in the Plan (“optionees”) are officers of the Company, other employees designated by the Committee, employees of any subsidiary of the Company or any corporation at least twenty percent (20%) of whose voting securities are owned by the Company or a subsidiary of the Company and non-employee directors.

      Options and stock appreciation rights under the Plan are subject to the restriction that such rights are nontransferable except by will or the laws of descent and distribution and are exercisable during the optionee’s lifetime only by the optionee; provided, however, that the Committee may, in its discretion, permit the transfer of options to the optionee’s family members.

      The Plan provides that the exercise price of options granted under the Plan shall be not less than the fair market value of the outstanding shares of the Company on the day that the option is granted. Payment of the option price may be made in common stock, cash or a combination of common stock and cash. The Committee designates the period within which options may be exercised. However, no option may be exercised later than ten years from the date of grant.

Incentive Stock Options

      Incentive stock options continue to be subject to certain additional limitations. The aggregate fair market value of common stock with respect to which incentive stock options may become exercisable by an employee in any calendar year may not exceed $100,000 as provided in Section 422 of the Code. Any incentive stock option granted to an employee who, on the date of the grant, owned shares of the Company possessing more than ten percent (10%) of the combined voting power of all classes of shares of the Company shall have an option price that is at least 110% of the fair market value of the shares and shall not be exercisable after five years from date of grant.

Stock Appreciation Rights

      The Plan continues to authorize the Committee in its discretion to grant stock appreciation rights with respect to the shares covered by an option grant. In general, a stock appreciation right permits the optionee (other than non-employee directors), in lieu of exercising an option, to receive an amount equal to the excess of (i) the market price of the common stock on the date that the right is exercised over (ii) the option price. This spread may be paid in cash or in common stock at its fair market value or in any combination of cash and common stock as the Committee determines. A stock appreciation right may not be exercisable sooner than six months after it is granted and thereafter may be exercised at any time prior to its stated expiration date, but only to the extent the related stock option right may be exercised.

Federal Income Tax Consequences

      Counsel for the Company has advised that for federal income tax purposes, under the existing statutes, regulations and authorities, an optionee does not realize taxable income at the time of the grant of an incentive stock option, a non-statutory stock option or a stock appreciation right. Upon the exercise of a non-statutory stock option, the Company is entitled to a deduction and the optionee realizes ordinary income in the amount by which the cash or fair market value of the shares he receives exceeds the option price. Upon the exercise of a stock appreciation right, the Company is also entitled to a deduction and the optionee realizes ordinary income in the amount of cash or fair market value of the shares he receives. On the subsequent sale of shares received upon the exercise of a non-statutory option or stock appreciation rights, the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale will be treated as a capital gain or loss, which will be short or long term depending on the length of the period for which shares are held prior to sale.

      In the case of an incentive stock option, the optionee generally does not realize taxable income until the sale of the shares received upon exercise of the option. (However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax.) If a sale does not take place within two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long term capital gain or loss. Under such circumstances, the Company will not be entitled to a deduction for income tax purposes in connection with the grant or the exercise of the option. If a disposition occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the common stock on the date of exercise (or, in certain cases, the amount realized on sale, if less than the market value on the date of exercise) is taxable as ordinary income to the optionee and is deductible by the Company for federal income tax purposes.

Amendment And Termination Of The Plan

      The Board of Directors may amend, modify or terminate the Plan at any time, except that no action by the Board of Directors may alter or impair an optionee’s rights under any outstanding option or stock appreciation right without the optionee’s consent, and no action may be taken without shareholders’ consent (i) to increase the total number of shares as to which options may be granted, (ii) to change the employees or class of employees to whom options may be granted under the Plan, (iii) to adjust or amend the exercise price of options or stock appreciation rights previously granted to any optionee, whether through amendment, cancellation, replacement grants or any other means, or (iv) materially increase the benefits accruing to participants under the Plan.

RECOMMENDATION AND VOTE

      The affirmative vote of a majority of the shares present and voting at the meeting on this issue is necessary for approval of the amendments to the Plan.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENTS TO THE PLAN.

APPROVAL OF AMENDMENT TO THE
PERFORMANCE SHARE PLAN

      Ferro has maintained a Performance Share Plan since 1982. The Shareholders approved amendments to the Performance Share Plan in 1997 and 1999.

      Management continues to believe that the Company’s compensation philosophy should emphasize incentive-based compensation and that long-term incentive compensation should include a heavy weighing toward the Performance Share Plan. Performance Shares complement stock options by rewarding achievement in the specific performance parameters judged most important to enhancing the Company’s overall performance. The Performance Share Plan currently provides for awards determined on the basis of performance in the following specific categories of measurement: Return on Equity, Operating Income as a Return on Net Assets, Operating Income as a Return on Average Assets Employed, Operating Income Growth Rate, Net Income Growth Rate, Stock Price, Cash Flow, Sales, Sales Growth Rate, Market Share, Gross Profit, Gross Profit as Percent of Sales, Operating Income as Percent of Sales, Return on Capital Employed, Sales Per Employee, Return on Capital Employed, Sales per Employee, Operating Profit per Employee, Operating Profit as a Percent of Sales, Operating Profit, Total Shareholder Return, Total Shareholder Return, Earnings Per Share, Earnings Before Interest and Taxes, and Earnings Before Interest, Taxes, Depreciation and Amortization. Additionally, the attainment of levels of performance of the Company under one or more of the measures described above relative to the performance of other businesses may be considered as well as various combinations or changes in any of the forgoing measures.

      Management believes a successful acquisition program is an integral part of the Company’s growth strategy. For that reason, management believes it would be appropriate to add the completion of acquisitions as a performance target under the Performance Share Plan.

      The Board of Directors recommends a vote for the approval of the following amendment to the Performance Share Plan.

Summary of the Amendment

      The proposed amendment to the Performance Share Plan will add the completion of acquisitions, joint ventures or other business combinations as a standard of measurement for the vesting of Performance Shares.

Summary of the Performance Share Plan

      The purpose of the Performance Share Plan is to promote the long-term financial interests of the Company by attracting and retaining executive personnel possessing outstanding ability and motivating such personnel by means of performance related incentives to achieve long-range goals. The shares to be issued under the Plan will be shares of Common Stock. On February 28, 2000, the closing price of Common Stock on the New York Stock Exchange was $18.75.

      The Performance Share Plan provides for the award, pursuant to written agreements, of “Performance Shares” to the Performance Share Plan participants. Participants in the Performance Share Plan are officers or other key executives of the Company or any subsidiary or affiliate of the Company selected to participate by a Committee of not less than three directors or, in certain limited circumstance, by the Chief Executive Officer. Performance Shares are interests that will be converted into a specific number of shares of Common Stock at the end of the Performance Period if established Performance Targets are met, or are shares of Common Stock that are subject to the risk of forfeiture, depending upon the degree of achievement of Performance Targets during the Performance Period.

      Currently, Performance Targets may be established in terms of Return on Equity, Operating Income as a Return on Net Assets, Operating Income as a Return on Average Assets Employed, Operating Income Growth Rate, Net Income Growth Rate, Stock Price, Cash Flow, Sales, Sales Growth Rate, Market Share, Gross Profit, Gross Profit as a Percent of Sales, Operating Income as a Percent of Sales, Return on Capital Employed, Sales per Employee, Operating Profit per Employee, Operating Profit as a Percent of Sales, Operating Profit, Total Shareholder Return, Earnings Per Share, Earnings Before Interest and Taxes, and Earnings Before Interest, Taxes, Depreciation and Amortization or various combinations of the foregoing. Upon the approval of the amendment presented to this meeting of shareholders, the Performance Targets will also include the completion of acquisitions, joint ventures or other business combinations. Additionally, the attainment of levels of performance of the Company under one or more of the measures described above relative to the performance of other businesses may be considered as well as various combinations or changes in any of the foregoing measures. If the Performance Target has not been fully met at the end of the Performance Period, conversion or nonforfeiture will occur only to the extent, if any, provided at the time of the award of such Performance Shares, for the conversion or nonforfeiture of a portion of Performance Shares based on partial attainment of the Performance Target; and under such circumstances the balance of any Performance Shares, or forfeiture shares of Common Stock, for such Performance Period will be forfeited.

      If a participant ceases to be employed by the Company or one of its subsidiaries because of the participant’s death, disability or retirement pursuant to the applicable established retirement policies, the participant will be eligible to receive a pro-rata proportion of the Performance Shares awarded, or a pro-rata portion of the Common Stock awarded shall become nonforfeitable, following the end of the Performance Period and the determination of the degree of achievement of the applicable Performance Targets. The pro-rata share shall be measured by a fraction of which the numerator is the portion of the Performance Period during which the participant’s employment continued and the denominator is the Performance Period. Except as otherwise provided in the case of a “change in control” (see discussion below), if a participant ceases to be employed by either the Company or one of its subsidiaries for any reason other than death, disability or retirement pursuant to the applicable established retirement policies, then the participant will forfeit all Performance Shares and Common Stock awarded to him other than those Performance Shares or Common Stock applicable to Performance Periods that have been completed at the time of such cessation of employment.

      In the event of a “change in control” of the Company, each participant in the Performance Share Plan shall be entitled to receive a pro-rata proportion of the shares of Common Stock and cash that would have been issued to such participant at the end of the Performance Period, or if applicable, a pro-rata portion of the Common Stock shall become nonforfeitable. The pro-rata proportion shall be measured by a fraction of which the numerator is the portion of the Performance Period prior to such change in control and the denominator is the Performance Period. In lieu of issuing shares of Common Stock of the Company upon conversion of Performance Shares, the Company shall make payment to the participants in cash based on the “fair market value of the Common Stock,” as defined in the Performance Share Plan, that would have been issued under the Performance Share Plan.

      The Board of Directors may terminate the Performance Share Plan at any time. No Performance Shares will be awarded under the Performance Share Plan after December 31, 2004. The Board of Directors may also amend the Performance Share Plan provided that no change may be made that would impair the rights of any participant to whom an award of Performance Shares has been made without the consent of such participant. The Board may amend the Performance Share Plan to permit assignment, encumbrance and transfer of the rights and interests of participants if and to the extent that such amendment would not produce adverse consequences under tax or securities laws. However, the Board of Directors may not, without the approval of the shareholders, make any amendment that would materially increase the benefits accruing to participants under the Performance Share Plan, materially increase the aggregate number of shares that may be issued (other than an increase reflecting a change in the capitalization of the Company) or change the class of employees eligible to participate in the Performance Share Plan.

Awards Under the Performance Share Plan

      The compensation disclosure provisions contained in this Proxy Statement reflect the award experience of the Company under the Performance Share Plan as currently in effect. The amendment is not expected to materially modify in the future the award experience under the Performance Share Plan.

RECOMMENDATION AND VOTE

      The affirmative vote of a majority of the shares present and voting at the meeting on this issue is necessary for the adoption of the amendment to the Performance Share Plan.

THE BOARD OF DIRECTORS URGES YOU

TO VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE
PERFORMANCE SHARE PLAN

DESIGNATION OF AUDITORS

      Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the selection of KPMG LLP to audit the books and accounts of Ferro for the current year ending December 31, 2000. KPMG LLP have been acting as the auditors of Ferro for many years. On recommendation of the Audit Committee, the Board of Directors has appointed such firm to continue as Ferro’s auditors for the current year, subject to the approval thereof by the shareholders.

      Representatives of KPMG LLP will be at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Report of the Compensation and Organization Committee

      The principal components of senior executive officer compensation at Ferro, and the role of the Compensation and Organization Committee of the Board of Directors as to each component in 1999, were as follows:

1. Annual salary level for Mr. Ortino recommended by the Committee and approved by the Board, and annual salary level for other executive officers approved by the Committee.

2. Annual Incentive Compensation Plan (a cash bonus plan) under which achievement is measured primarily by attainment of mathematical targets and, for officers other than the Chairman, President and Chief Executive Officer, to a lesser extent by nonmathematical determinations. The Committee adopts such a plan each year, including the placement of senior executives in the plan, determination of the applicable percentage of salary to be used for bonus measurement, and determination of the mathematical targets by which the level of bonus achievement will be measured. The Committee approves the actual nonmathematical bonus awards to senior executive officers other than the Chairman, President and Chief Executive Officer (for whom the entire bonus award is based on mathematical determinations).

3. Performance Share Plan (a long term incentive plan) under which annual performance share grants may be converted into shares of Common Stock based upon the degree of achievement of Performance Targets during the Performance Period. The Committee determines the award of performance shares and establishes the Performance Targets that will be applicable to determine the degree of conversion of performance share grants into Common Stock under the Performance Share Plan.

4. Stock Options under the Stock Option Plan. The Committee determines the award of Stock Options under the Stock Option Plan.

      Ferro retains independent executive compensation consultants for the benefit of both management and the Committee. Currently, Ferro’s executive compensation consultant is Buck Consultants. Buck’s advice is based on a variety of competitive data maintained by, or available to, Buck. From these data banks, Buck derives recommended standards for compensation levels at Ferro based upon competitive levels at peer group companies.

      Applying this data to Ferro, and to Mr. Ortino, Ferro’s Chairman, President and Chief Executive Officer during 1999, the Committee recommended (and the Board approved), for 1999:

1. A salary level of $550,000, which is in the second quartile of competitive market salary data as reported by Buck.

2. An annual incentive plan cash bonus target amount equal to 75% of salary, all of which was based on the mathematical application of performance factors. Payment on the bonus is based on the degree of achievement of a matrix of mathematical targets combining return on equity, earnings per share growth and sales growth. The threshold, target and maximum bonus achievement levels for return on equity were 13%, 16% and 18%, respectively, while the threshold, target and maximum bonus achievement levels for earnings per share growth were 6%, 10% and 12%, respectively. The target bonus amount is payable upon achievement at the “target” level on the matrix, while the maximum bonus amount payable upon “maximum” achievement is 200% of the target bonus. The bonus amount resulting from the matrix of return on equity and earnings per share growth is modified to reflect sales growth as follows: multiplied by 0.75 if sales growth is 3% or less, multiplied by 1.0 if sales growth is 6%, and multiplied by 1.25 if sales growth is 9% or higher. Such aggregate annual incentive target amounts were in the second quartile of other companies in the market place for 1999 as reported by Buck.

3. An award of stock options for 70,000 shares under the Ferro Stock Option Plan.

4. A Performance Share award of 33,000 shares.

      The stock option award level and the performance share award level are in the second quartile of long term incentive programs of comparable companies in the market place as reported by Buck.

      The future value of stock option awards will, of course, be a function of the market value for Ferro stock in the future. The future value of performance share grants will be a function both of the future market value of Ferro stock and of the degree of achievement of the performance targets by which the conversion of such performance share grants is determined.

      The recommendations of the Committee represented satisfaction with the manner in which Mr. Ortino has performed his responsibilities as Chairman and Chief Executive Officer and his maturity, leadership, judgment and experience in the business of Ferro. The recommendations and actions of the Committee included consideration of Buck’s data as to competitive standards of compensation in the market place. Buck advised the Company as to competitive levels of salary (fixed annual compensation), short term incentive compensation (Ferro’s annual cash bonus plan) and long term incentive compensation (Ferro’s Stock Option and Performance Share Plans). The Committee’s policy is to attain competitive levels of executive compensation in each of these areas (salary, short term incentive and long term incentive).

      Mr. Ortino strongly advocates, and the Committee concurs, that a substantial portion of executive compensation should be variable, based upon performance of the Company and results achieved by each member of management. Application of this principle resulted in 1999 long term incentive compensation levels for senior executive officers in the second quartile of competitive market data as reported by Buck.

      In 1999, Ferro’s attainment of profitability performance standards resulted in attainment of approximately 102% of the target bonus levels at the corporate level. Unless target levels of profitability performance are achieved, realization of values by the senior executives under the Performance Share Plan will be significantly below values reflected at the time of awards, because non-achievement of Performance Targets will result in significant forfeiture of Performance Shares previously awarded.

      In making its determinations and recommendations with respect to Messrs. Fisher, Finch, Jameson and Lee the Committee considered and discussed those same materials and information that were considered with respect to Mr. Ortino, as well as the advice and recommendations of Mr. Ortino as to such individuals. The Committee also considered its evaluation of the individual performance of those individuals. In the case of Messrs. Fisher, Finch, and Jameson and Lee who have direct responsibilities with respect to Company operations, their levels of achievement under the Annual Incentive Compensation Plan and Performance Share Plan are materially impacted by the performance of those specific operations that are in their respective areas of responsibility.

      In 1993, the Internal Revenue Code was amended to add Section 162(m), which generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four highest paid executive officers is no longer deductible to the Company unless the compensation qualifies for an exception. Section 162(m) provides an exception for performance based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. In 1995, the Committee recommended, and the shareholders approved, certain changes to the Company’s Performance Share Plan and Employee Stock Option Plan that would qualify such plans under the Section 162(m) exception and preserve the tax deductibility to the Company of compensation paid to executives under these plans in the future. Mr. Ortino received compensation in excess of $1 million in 1999.

G.  R. Brown, M. H. Bulkin, W. E. Butler and S.A. Crayton

Performance Compared to Certain Standards

      The chart set forth below compares Ferro’s cumulative total shareholder return for the five years ended December 31, 1999 to (a) that of the Standard & Poor’s 500 Index, (b) Standard & Poor’s MidCap Chemical Index (“New Index”) and (c) that of a designated group of companies deemed to have a peer group relationship to Ferro (“Old Index”). The Company believes the New Index, which contains nineteen peer companies, better represents its industry peer group than the Old Index, which because of attrition currently contains only three companies. The performance of the Old Index is displayed here for comparative purposes as required by SEC Reg. S-K, Item 402(l)(4) and will not be provided in the future. In all cases, the information is presented on a dividend reinvested basis.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FERRO

CORPORATION, S&P 500 INDEX, S&P MIDCAP CHEMICAL INDEX
AND S&P SPECIALTY CHEMICALS INDEX(1)

			S&P Specialty	S&P MidCap
	Ferro Corporation	S&P 500 Index	Chemicals Index	Chemicals Index

‘1994‘	100	100	100	100
‘1995‘	100.04	137.45	131.38	118.42
‘1996‘	124.02	168.92	142.27	129.79
‘1997‘	162.73	225.21	175.2	149.13
‘1998‘	177.54	289.43	142.65	114.31
‘1999‘	153.76	350.26	175.76	99.72

(1)	Assumes $100 invested on December 31, 1994 in Ferro Common Stock, S&P 500 Index, S&P MidCap Chemical Index and S&P Specialty Chemicals Index.

Summary Compensation Table

      The following table shows on an accrual basis the elements of compensation paid or awarded during each of the last three calendar years to the Chief Executive Officer and each of the other five highest paid executive officers of Ferro.

Summary Compensation Table

				Long Term Compensation
				Awards
						All
Annual Compensation				Performance		Other
				Share Plan	Options	Compen-
Name and		Salary	Bonus	Award(1)	(No. of	sation
Principal Position	Year	($)	($)	($)	shares)(2)	($)(3)

H.R. Ortino	1999	550,000	421,853	695,063	70,000	130,026
Chairman, President and	1998	435,000	522,000	458,750	50,000	49,734
Chief Executive Officer	1997	405,000	340,538	585,000	57,000	58,971

A.C. Bersticker (4)	1999	233,333	178,968	0	0	60,270
Retired Chairman	1998	660,000	990,000	756,938	70,000	77,975
	1997	605,000	677,020	965,250	90,000	60,996

R.J. Finch	1999	250,000	152,873	139,013	18,000	34,298
Senior Vice President	1998	240,000	189,556	151,388	23,000	20,817
Specialty Plastics	1997	221,000	161,050	193,050	15,000	17,445

J.L. Jameson	1999	250,000	58,350	139,013	18,000	41,513
Senior Vice President	1998	225,000	134,156	151,388	18,000	42,939
Industrial Coatings	1997	202,000	125,399	193,050	22,500	23,923

J.F. Fisher	1999	268,000	126,704	185,350	18,000	36,897
Senior Vice President	1998	260,000	68,950	201,850	23,000	25,102
Ceramics and Colorants	1997	250,000	142,029	257,400	18,000	14,975

Kent H. Lee, Jr.	1999	255,000	122,714	185,350	18,000	24,991
Senior Vice President	1998	210,000	70,000	68,813	7,500	13,238
Specialty Chemicals	1997	200,000	141,548	58,500	6,000	3,849

(1)	The values reported are based upon the number of Performance Shares awarded, valued at the market price of the Common Stock on the date of the award. Such reported values are based upon achievement of target levels of performance by Ferro during the performance period. Realization of such values will be a function of Ferro’s performance during the performance periods. The performance period is three years. Performance is measured in relation to standards tied to return on average common equity, net income growth, return on average net assets employed and operating income growth. If Ferro’s performance exceeds target levels, the number of shares can increase by up to 100% for shares awarded in 1997, 1998 and 1999. At December 31, 1999, the persons listed above hold the following number of Performance Shares, valued at the value of the underlying shares at December 31, 1999, applicable to performance periods not yet completed: Mr. Ortino, 53,000 shares, valued at $1,166,000; Mr. Bersticker, 33,000 shares, valued at $726,000, Mr. Fisher, 17,600 shares valued at $387,200; Mr. Finch, 13,200 shares, valued at $290,400; Mr. Jameson, 13,200 shares, valued at $290,400; and Mr. Lee, 11,800 shares, valued at $259,600. Such values are also based upon achievement of target levels of performance by Ferro during the performance period and realization of values will be a function of Ferro’s performance during the performance period.

(2)	Stock Option grants were awarded on January 17, 1997, January 13, 1998 and February 25, 1999.

(3)	In the year ended December 31, 1999, All Other Compensation includes company matching payments under the Ferro ESOP, as follows: Mr. Ortino, $6,429, Mr. Bersticker, $6,429, Mr. Fisher, $6,429, Mr. Finch, $6,429, Mr. Jameson $6,429, and Mr. Lee, $6,250; personal use of leased automobiles, as follows: Mr. Ortino, $4,870, Mr. Bersticker, $2,815, Mr. Finch, $2,069, and Mr. Jameson, $7,937; taxable portion of benefits under health, hospitalization, and life insurance programs, as follows: Mr. Ortino, $14,059, Mr. Bersticker, $4,931, Mr. Fisher, $1,509, Mr. Finch, $828, Mr. Jameson $2,578 and Mr. Lee, $1,999; individual tax services, as follows: Mr. Ortino $5,900, Mr. Bersticker, $8,650, Mr. Fisher $1,600, and Mr. Jameson $3,000; expense reimbursement pursuant to retirement arrangements with Mr. Bersticker, $26,307; contributions by the Company on behalf of the executives to the Supplemental Executive Defined Contribution Plan, as follows: Mr. Ortino, $49,498, Mr. Fisher, $10,419, Mr. Finch, $12,267, Mr. Jameson, $8,864, Mr. Lee, $8,602; and home leave payments to Mr. Ortino of $3,620. In addition, dividends received from restricted stock granted under Performance Share Plans were as follows: Mr. Ortino, $45,650, Mr. Bersticker, $11,138, Mr. Fisher, $16,940, Mr. Finch, $12,705, Mr. Jameson $12,705, and Mr. Lee, $8,140.

(4)	On September 25, 1998, the Board of Directors elected Hector R. Ortino to succeed Albert C. Bersticker as Chief Executive Officer effective as of January 1, 1999. Mr. Bersticker remained Chairman of the Company until his retirement on April 23, 1999.

Stock Option Grants, Exercises and Year End Values

      The following table sets forth information regarding grants of stock options to each of the six highest paid executive officers of Ferro under Ferro’s stock option plan during the fiscal year ended December 31, 1999. The exercisability of the stock options vests at the rate of 25% per year. In the case of death, retirement, disability or change in control, the options become 100% exercisable.

Option Grants in 1999

		% of Total
		Options
		Granted to			Grant Date
	Options	Employees	Exercise	Expiration	Present
Name	Granted	in 1999	Price	Date	Value(1)

H.R. Ortino Chairman, President and Chief Executive Officer	70,000	10.8%	$21.0625	2/25/2009	$653,100

A.C. Bersticker Retired Chairman	—	—	—	—	—

R.J. Finch Senior Vice President Specialty Plastics	18,000	2.8%	$21.0625	2/25/2009	$167,940

J.L. Jameson Senior Vice President Industrial Coatings	18,000	2.8%	$21.0625	2/25/2009	$167,940

J.F. Fisher Senior Vice President Ceramics and Colorants	18,000	2.8%	$21.0625	2/25/2009	$167,940

Kent H. Lee, Jr. Senior Vice President Specialty Chemicals	18,000	2.8%	$21.0625	2/25/2009	$167,940

(1)	The grant date present value has been calculated using the Black-Scholes method of option valuation. The model assumes the following: (a) an option term of ten years; (b) an interest rate that represents the interest rate on a U.S. Treasury bond with a 30 year maturity; (c) volatility calculated using month-end stock prices for the past six years prior to grant date; and (d) the stock’s annualized dividend yield also over the past six years.

     The following table shows information regarding stock option exercises during 1999 and information regarding options held at year end.

				Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			December 31,	December 31,
	Shares		1999	1999(1)
	Acquired
	on	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

H.R. Ortino	—	—	156,875/	$645,180/
Chairman, President and			147,250	$207,187
Chief Executive Officer
A.C. Bersticker	71,358	$546,966	346,492/	$998,729/
Retired Chairman			0	$0
R.J. Finch	—	—	45,686/	$183,794/
Senior Vice President,			46,314	$57,893
Specialty Plastics
J.L. Jameson	—	—	26,437/	$94,919/
Senior Vice President			46,313	$67,268
Industrial Coatings
J.F. Fisher	4,500	$54,380	104,750/	$267,870/
Senior Vice President			0	$0
Ceramics and Colorants
Kent H. Lee, Jr.	—	—	4,875/	$7,500/
Senior Vice President			26,625	$24,374
Specialty Chemicals

(1)	Value of unexercised in-the-money options is based on Ferro’s NYSE closing Common Stock price on December 31, 1999, of $22.00.

Performance Share Plan Awards

      The following table sets forth information relating to Performance Share Plan (“Plan”) awards during 1999 to each of the six highest paid executive officers of Ferro. Each such award under the Plan has a three year performance cycle ending on December 31, 2001. A condition to vesting includes the continued employment of the Plan participant to the end of the Performance Period. However, in the case of death, disability or retirement, there is a pro rata payment at the end of the Performance Period based upon the portion of the Performance Period during which employment continued. Also, in the case of a change in control, a cash payment equal to (1) the aggregate value of Performance Share awards based on the remaining term in the executive’s employment agreement and the portion of the Performance Period that expired prior to the change in control, minus (2) the value of payments made under the Plan, is paid at the time of the change in control.

Performance Share Plan Awards in 1999

		Estimated Future Share Payouts(a)
	Number of
Name	Shares	Threshold(b)	Target(c)	Maximum(d)

			(in shares)
H.R. Ortino	33,000	16,500	33,000	66,000
Chairman, President and Chief Executive Officer
A.C. Bersticker	—	—	—	—
Retired Chairman
R.J. Finch	6,600	3,300	6,600	13,200
Senior Vice President Specialty Plastics
J.L. Jameson	6,600	3,300	6,600	13,200
Senior Vice President Industrial Coatings
J.F. Fisher	8,800	4,400	8,800	17,600
Senior Vice President Ceramics and Colorants
Kent H. Lee, Jr.	8,800	4,400	8,800	17,600
Senior Vice President Specialty Chemicals

(a)	Mr. Ortino’s performance measurements are based on return on average common equity and earnings per share growth. Mr. Fisher, Mr. Finch, Mr. Jameson and Mr. Lee have measurements based on their respective operating group return on net assets and growth in operating profit. The performance measurements are further adjusted for a sales growth target.

(b)	Threshold is 50% of Award.

(c)	Target is 100% of Award.

(d)	Maximum is 200% of Award.

Retirement Plan

      Ferro maintains a noncontributory defined benefit retirement program for eligible salaried employees, including officers. In general, as applied to the senior officer group of Ferro the retirement program provides a monthly pension at age 60 payable for life with a guarantee of 120 monthly payments. The monthly retirement benefit payable to a participating officer who retires on or after age 60 with 30 or more years of service is 50% of the monthly average of the participant’s covered compensation during the five consecutive calendar years in which his covered compensation was the highest, reduced by 50% of his primary Social Security benefit. If the participating employee has less than 30 years of service, the monthly pension net benefit is reduced proportionately. Generally, for purposes of the retirement program, covered compensation means basic salary plus bonus plus values earned under the Performance Share Plan. Section 415 of the Internal Revenue Code limits the annual benefits payable from the Ferro Qualified Retirement Plan (to $130,000 per year for 1999). In addition, the amount of covered compensation used to compute the Ferro Qualified Retirement Plan benefit is limited by the Internal Revenue Code. In response to such limitations and for certain other purposes, Ferro has adopted an Excess Benefits Plan. The Excess Benefits Plan will pay retirement program benefits to participants in the Ferro Qualified Retirement Plan in excess of those payable from the Ferro Qualified Retirement Plan. Ferro’s established normal retirement age is 65, but in the case of officers, retirement benefits are not subject to reduction if the officer retires after attainment of age 60 with 30 years of service and if the officer signs a non-competition agreement. The following table shows estimated annual benefits payable upon retirement under both the Ferro Qualified Retirement Plan and the Excess Benefits Plan to officers with the specified years of service and whose average annual covered compensation during the five consecutive calendar years in which their covered compensation was the highest would be as indicated. As of December 31, 1999, Messrs. Ortino, Bersticker,

Fisher, Finch, Jameson and Lee had 28, 40, 40, 8, 3 and 3 years of service, respectively.

	Years of Service at Age 65
Assumed	Retirement in 1999
Regular
Compensation	15	20	25	30	35

$300,000	$70,881	$94,508	$118,135	$141,762	$141,762

400,000	95,881	127,841	159,802	191,762	191,762

500,000	120,881	161,175	201,468	241,762	241,762

600,000	145,881	194,508	243,135	291,762	291,762

700,000	170,881	227,841	284,802	341,762	341,762

800,000	195,881	261,175	326,468	391,762	391,762

900,000	220,881	294,508	368,135	441,762	441,762

1,000,000	245,881	327,841	409,802	491,762	491,762

1,100,000	270,881	361,175	451,468	541,762	541,762

1,200,000	295,881	394,508	493,135	591,762	591,762

1,300,000	320,881	427,841	534,802	641,762	641,762

1,400,000	345,881	461,175	576,468	691,762	691,762

1,500,000	370,881	494,508	618,135	741,762	741,762

1,600,000	395,881	527,841	659,802	791,762	791,762

      The five year average covered compensation for the individuals listed in the Summary Compensation Table was: Mr. Ortino, $957,395; Mr. Bersticker, $1,559,255; Mr. Fisher, $439,803; Mr. Finch, $448,385; Mr. Jameson, $331,901; and Mr. Lee, $298,102.

Executive Employment Agreements

      Ferro is a party to executive employment agreements (the “Executive Employment Agreements”) with each of the named executive officers listed in the Summary Compensation Table on page 26 of this Proxy Statement, except for Mr. Bersticker who retired as Chairman on April 23, 1999. The purpose of the Executive Employment Agreements is to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of (i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of Ferro and to limit the right of an officer to compete against Ferro after the termination of that officer’s employment. To that end, the Executive Employment Agreements obligate Ferro to provide certain severance benefits, described below, to any of these officers whose employment is terminated under certain circumstances.

      Benefits are payable under the Executive Employment Agreements if the officer’s employment is terminated for reasons other than for cause, disability, death or normal retirement or if the officer terminates his employment for “Good Reason.” Good Reason will exist if (1) Ferro fails to honor any of its obligations or responsibilities under certain designated sections of the Executive Employment Agreement or (2) if, following a change in control, the officer receives a notice of termination from the Company for the purposes of preventing extension of the term of the officer’s employment agreement or (3) if the officer voluntarily resigned at any time during the three month period following the first anniversary of a change in control. Benefits are also payable if a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Ferro fails to expressly assume the Executive Employment Agreements. The principal benefits to be provided to the officers under the Executive Employment Agreements are (i) a lump sum severance payment equal to a full year’s compensation (base salary and incentive compensation) multiplied by three in the case of Mr. Ortino and multiplied by two in the case of the other officers with whom Executive Employment Agreements were signed, (ii) a lump sum calculated to approximate the present value of the additional retirement benefits to which the officer would have become entitled had he remained in the employment of Ferro for the same number of years used in computing the lump sum severance payment, (iii) continued participation in Ferro’s employee benefit programs such as group life, health and medical insurance coverage for the same number of years used in computing the lump sum severance payment, and (iv) a cash payment in an amount to reimburse on an after tax basis that portion of any excise tax attributable to payments or benefits required to be made to the executive.

      As security for its payment of the benefits provided for in the Executive Employment Agreements, Ferro has established, in accordance with its obligation under the Executive Employment Agreements, an escrow account at National City Bank and deposited into that escrow account a percentage of the amount which would be payable to each of the officers under the Executive Employment Agreements. No officer has a right to receive any amount in the escrow account until Ferro has defaulted in its obligations to that officer under the Executive Employment Agreement to which he is a party. Interest earned on the escrow account is paid to the Company.

SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

      Any shareholder who intends to present a proposal at the 2001 annual meeting and who wishes to have the proposal included in Ferro’s proxy statement and form of proxy for that meeting must deliver the proposal to Ferro at its executive offices, 1000 Lakeside Avenue, Cleveland, Ohio 44114, not later than November 20, 2000.

      Any shareholder who intends to present a proposal at the 2001 annual meeting other than for inclusion in Ferro’s proxy statement and form of proxy must deliver the proposal to Ferro at its executive offices, 1000 Lakeside Avenue, Cleveland, Ohio 44114, not later than February 3, 2001 or such proposal will be untimely. If a shareholder fails to submit the proposal by February 3, 2001, Ferro reserves the right to exercise discretionary voting authority on the proposal.

MISCELLANEOUS

      The accompanying proxy is solicited by the Board of Directors of Ferro and will be voted in accordance with the instructions thereon if it is returned duly executed and is not revoked. A shareholder may revoke his or her proxy without affecting any vote previously taken, by giving notice to the Company in writing or in open meeting.

      Ferro will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. Ferro will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from securities holders and beneficiaries for whose account they hold registered title to shares of the Company. In addition to using the mails, directors, officers and other employees of Ferro, acting on its behalf, may also solicit proxies, and Georgeson Shareholder Communications Inc., New York, New York, has been retained, at an estimated cost of $10,000 plus expenses, to aid in the solicitation of proxies from brokers, institutional holders and individuals who own a large number of shares. Proxies may be solicited personally, by telephone, or by telegram. This proxy statement and the accompanying proxy will be sent to shareholders by mail on or about March 20, 2000.

      The record date for determination of shareholders entitled to vote at the 2000 annual meeting is February 28, 2000. On that date the outstanding voting securities of Ferro were 34,648,132 shares of Common Stock, having a par value of $1 each and 1,123,638 shares of Series A ESOP Convertible Preferred Stock. Each share has one vote, and the Common Stock and the Series A ESOP Convertible Preferred Stock vote together as a single class.

      Under the General Corporation Law of Ohio, if notice in writing is given by any shareholder to the President or any Vice President or the Secretary of Ferro, not less than forty-eight hours before the time fixed for holding the meeting, that the shareholder desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit. As indicated on page 1 of this Proxy Statement, if the election of directors is by cumulative voting the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment. Those nominees receiving the largest number of votes for the director positions to be filled will be elected to those positions. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

      So far as the management is aware, no matters other than those outlined in this Proxy Statement will be presented to the meeting for action on the part of the shareholders.

FERRO CORPORATION

MARK A. CUSICK, Secretary

March 20, 2000

EXHIBIT A

FERRO CORPORATION

EMPLOYEE STOCK OPTION PLAN

      1.  Purpose of Plan. The purpose of this Plan is to advance the interests of Ferro Corporation (hereinafter called the “Corporation”) and its shareholders by providing a means whereby officers, non-employee directors and key employees of the Corporation and its subsidiaries may be given an opportunity to purchase Common Stock, $1.00 par value (hereinafter called “shares”) of the Corporation under options and stock appreciation rights granted under the Plan, to the end that the Corporation may retain present personnel upon whose judgment, initiative and efforts the successful conduct of the business of the Corporation largely depends, and may attract new personnel. Some of the options granted under this Plan may be options which are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision and are hereinafter sometimes called “incentive stock options.”

      2.  Shares Subject to the Plan. The aggregate number of shares of the Corporation for which options may be granted under this Plan shall be that number of shares remaining available for grant under the Plan on the close of business on the date immediately prior to the 2000 Annual Meeting of Shareholders plus 1,500,000; provided, however, that whatever number of said shares shall remain reserved for issuance pursuant to this Plan at the time of any stock split, stock dividend or other change in the Corporation’s capitalization shall be appropriately adjusted to reflect such stock dividend, stock split or other change in capitalization. Shares issued pursuant to the exercise of options granted hereunder shall be made available from authorized but unissued shares of the Corporation or shares held by the Corporation as treasury shares. Any shares for which an option is granted hereunder that are released from such option for any reason other than the exercise of stock appreciation rights granted hereunder shall become available for other options to be granted under this Plan.

      3.  Administration of the Plan. Except to the extent the Board of Directors reserves to itself the authority with respect thereto, this Plan shall be administered under the supervision of a committee (hereinafter called the “Committee”) composed of not less than three directors of the Corporation appointed by the Board of Directors. The members of the Committee shall not, pursuant to the exercise of discretion, be eligible, and shall not have been so eligible for a period of at least one year prior to their appointment, to participate in this Plan or to have been selected to participate in any other plan of the Corporation or any affiliate (as defined under the Securities Exchange Act of 1934) of the Corporation entitling the participants herein to acquire stock, stock options or stock appreciation rights of the Corporation or any affiliate of the Corporation. Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chairman of the Board or the Secretary of the Corporation. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any stock option agreement entered into hereunder, and any stock appreciation right granted hereunder, to adopt and amend forms of Option Agreements and Grants of Stock Appreciation Rights and to establish, amend, and rescind rules and regulations for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

      In addition, with respect to Key Employees who are foreign nationals or employed outside the United States, or both, there may be adopted in the manner provided herein such rules and regulations, policies, subplans or the like as are necessary or advisable in order to effectuate the purposes of the Plan.

      4.  Granting of Options. The Committee from time to time shall designate from among the full-time employees of the Corporation and its subsidiaries and any corporation at least 20% of the voting securities of which is owned by the Corporation or a subsidiary of the Corporation to whom options to purchase shares shall be granted under this Plan, the type of option to be granted and the number of shares which shall be subject to each option so granted; provided however, that incentive stock options may only be granted to full-time employees of the Corporation and its subsidiaries, as such term is defined in this Plan. Except to the extent the Board of Directors reserves to itself the authority with respect thereto, all actions of the Committee under this Paragraph shall be conclusive; provided, however, that the aggregate fair market value (determined as of the date the option is granted) of shares for which incentive stock options are exercisable for the first time by any individual during any calendar year (under this Plan or any other plan of the

Corporation which provides for the granting of incentive stock options) may not exceed $100,000. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code, or any successor provision, to own shares of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option price that is at least 110 percent (110%) of the fair market value of the shares and shall not be exercisable after the expiration of 5 years from the date it is granted. The maximum number of options granted to any single executive during any period of eleven consecutive months shall not exceed options for 100,000 shares, subject to adjustment in accordance with Section 2 of the Plan.

      5.  Granting of Stock Appreciation Rights. Except to the extent the Board of Directors reserves to itself the authority with respect thereto, the Committee shall have the discretion to grant to optionees stock appreciation rights in connection with options to purchase shares on such terms and conditions as it deems appropriate. A stock appreciation right will allow an optionee to surrender an option or portion thereof and to receive payment from the Corporation in an amount equal to the excess of the aggregate fair market value of the shares with respect to which options are surrendered over the aggregate option price of such shares. A stock appreciation right shall be exercisable no sooner than six months after it is granted and thereafter at any time prior to its stated expiration date, but only to the extent the related stock option right may be exercised. Payment shall be made in shares, cash or a combination of shares and cash, as provided in the Grant of Stock Appreciation Rights. Shares as to which any option is so surrendered shall not be available for future option grants hereunder. The Committee may grant stock appreciation rights concurrently with the grant of an option or, in the case of an option which is not an incentive stock option, with respect to an outstanding option.

      6.  Option Period. No option granted under this Plan may be exercised later than ten years from the date of grant.

      7.  Option Price. The option price shall be set forth in the Option Agreement, which price in no case shall be less than the per share fair market value of the outstanding shares of the Corporation on the date that the option is granted. The option price may be fixed in terms of a formula and one or more officers of the Corporation may be authorized to compute the price in accordance with that formula. Payment of the option price may be made in cash, shares, or a combination of cash and shares, as provided in the Option Agreement in effect from time to time. The date on which the granting of an option is approved shall be deemed the date on which the option is granted.

      8.  Option Agreement. The Option Agreement pursuant to which option rights are granted to an employee shall be in the applicable form (consistent with this Plan) from time to time approved in the manner provided herein and shall be signed on behalf of the Corporation by the Chief Executive Officer or any Vice President of the Corporation, other than the employee who is a party thereto. The Option Agreement shall set forth the number of shares which are subject to the option to purchase, the type of option granted, the option price to be paid upon exercise, the manner in which the option is to be exercised and the option price is to be paid, and the option period, and may include such other terms not inconsistent with this Plan as are from time to time approved in the manner provided herein.

      9.  Grant of Stock Appreciation Rights. The Grant of Stock Appreciation Rights pursuant to which stock appreciation rights are granted shall be in the applicable form (consistent with this Plan) from time to time approved in the manner provided herein and shall be signed on behalf of the Corporation by the Chief Executive Officer or any Vice President of the Corporation, other than the employee to whom the grant is made. The Grant of Stock Appreciation Rights shall set forth the option or options to which the grant relates, the manner in which the stock appreciation rights are exercisable, and may include such other terms not inconsistent with this Plan as are from time to time approved in the manner provided herein.

      10.  Transferability. No option or stock appreciation right shall be transferable by the optionee except by will or the laws of descent and distribution, and options and stock appreciation rights may be exercised during the employee’s lifetime only by him or his guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, authorize the transfer of all or a portion of options granted to an optionee (a) to the optionee’s spouse, children, grandchildren, parents, siblings and to other family members approved by the Committee (“Family Members”); (b) to trust(s) for the exclusive benefit of such Family Members; or (c) to partnerships in which such Family Members are at all times the only partners. Any transfer to or for the benefit of Family Members permitted hereunder may be made subject to such conditions or limitations as the Committee may establish to ensure compliance under the federal securities laws, or for other purposes. Options transferred to or for the benefit of Family Members may be exercised by the transferee during or after the employee’s lifetime.

      11.  Extraordinary Distributions and Pro-Rata Repurchases. In the event the Corporation shall at any time when a stock option is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Stock or effect a Pro-Rata Repurchase of Common Stock (as hereinafter defined), the Committee shall consider the economic impact of the Extraordinary Distribution or Pro-Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors, be final and binding upon all Participants.

      As used herein, the term “Extraordinary Distribution” means any dividend or other distribution of:

(a) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchases which is in excess of the Fair Market Value of the Common Stock repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution, or

(b) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation), or any combination thereof.

      As used herein “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, pursuant to any tender offer or exchange offer subject to section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however,, that no purchase of shares of the Corporation or an subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase.

      12.  Amendment and Termination of the Plan. The Corporation, by action of its Board of Directors, reserves the right to amend, modify or terminate at any time this

Plan, or, by action of the Committee with the consent of the optionee, to amend, modify or terminate any outstanding Option Agreement or Grant of Stock Appreciation Rights, except that the Corporation may not, without further shareholder approval, increase the total number of shares as to which options may be granted under this Plan (except increases attributable to the adjustments authorized in Paragraph 2 hereof), change the employees or class of employees eligible to receive options, adjust or amend the exercise price of options or stock appreciation rights previously granted to any optionee, whether through amendment, cancellation, replacement grants or any other means, or materially increase the benefits accruing to participants under this Plan. Notwithstanding the foregoing, the provisions of Section 17 shall not be amended more than once every six months other than to comport with changes in the Code or the Employee Retirement Income Security Act or the rules and regulations thereunder. Moreover, no action shall be taken by the Corporation which will impair the validity of any option or stock appreciation right then outstanding, or which will prevent the options issued and stock appreciation rights granted pursuant to this Plan from meeting the requirements for exemption from Section 16(b) of the Securities Exchange Act of 1934, or subsequent comparable statute, as set forth in Rule 16b-3 under said Act or subsequent comparable rule, or which will prevent any incentive stock option issued or to be issued under this Plan from being an “incentive stock option” under Section 422 of the Code, or any successor provision.

      13.  Subsidiary. The term “subsidiary” as used herein shall mean any corporation in an unbroken chain of corporations beginning with the Corporation and ending with the employer corporation if, at the time of the granting of the option, each of the corporations other than the employer corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      Settlement of stock options or stock appreciation rights exercised by employees of subsidiaries shall be made by and at the expense of such subsidiary. Except as prohibited by law, the Corporation shall sell and transfer to the subsidiary, and the subsidiary shall purchase, the number of shares necessary to settle any stock option that is exercised.

      14.  Noncompetition Provision. Unless the Option Agreement specifies otherwise, an optionee shall forfeit all unexercised stock options and stock appreciation rights if, (i) in the opinion of the Committee, such optionee, without the written consent of the Corporation, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Corporation or any subsidiary; or (ii) the optionee performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Corporation.

      15.  Effective Date of Plan. The Amended and Restated Plan shall be effective upon approval by the shareholders at the 1991 annual meeting.

      16.  Expiration of Plan. Options may be granted under this Plan at any time prior to April 26, 2010, on which date the Plan shall expire but without affecting any options then outstanding.

      17.  Directors’ Stock Options.

      (a)  Grants. Stock options may be granted to non-employee Directors only in accordance with the requirements of this Section 17. On the date of the 1996 Annual Meeting of Shareholders and on the date of each annual shareholders’ meeting thereafter, there shall automatically be granted to each non-employee Director who continues as a Director after the annual meeting an option to purchase 2,500 shares of Common Stock. Notwithstanding the foregoing, no stock options shall be granted to a director whose normal retirement under a plan or policy of the Corporation would occur prior to the date of the next annual shareholders’ meeting.

      (b)  Option Price. The option exercise price shall be the per share fair market value of the outstanding shares of the Common Stock on the date such options are granted. The Committee shall be authorized to determine such price per share. Payment of the option price may be made in cash or in shares of Common Stock or any combination of cash and Common Stock.

      (c)  Administration. Subject to the express provisions of this Section 17, the Committee shall have conclusive authority to construe and interpret any stock option granted under this Section 17 and to adopt administrative policies with respect thereto; provided, however, that no action shall be taken which would prevent the options granted under this Section 17 from meeting the requirements for exemption from Section 16(b) of the Exchange Act, or subsequent comparable statute, as set forth in Rule 16(b)-3 of the Exchange Act or any subsequent comparable rule.

      (d)  Option Agreement. The options granted hereunder shall be evidenced by an option agreement, dated as of the date of the grant, which agreement shall be in such form, consistent with the terms and requirements of this Section 17, as shall be approved by the Committee from time to time and executed on behalf of the Corporation by the Chief Executive Officer.

      (e)  Option Period. Options granted under this Section 17 shall not be exercisable later than 10 years from the date of grant.

      (f)  Transferability. No option shall be transferable by the non-employee director except by will or the laws of descent and distribution, and during the director’s life time options may be exercised only by such director or his or her guardian or legal representative.

      (g)  Limitations on Exercise. Directors’ stock options shall become exercisable to the extent of 25% of the optioned shares after the first anniversary of the date of grant, 50% after the second anniversary, 75% after the third anniversary and 100% after the fourth anniversary of the date of grant. To the extent an option is not otherwise exercisable at the date of the Director’s retirement under a retirement plan or policy of the Corporation, it shall become fully exercisable upon such retirement; provided, however, that Director stock options shall not become exercisable under this sentence prior to the expiration of six months from the date of grant. Options not otherwise exercisable at the time of the death of a Director during continued service with the Corporation shall become fully exercisable upon his death. Upon the death of a Director, such options shall remain exercisable for a period of one year after the date of death. To the extent an option is exercisable on the date a Director ceases to be a director (other than by reason of death or retirement as described above), the option shall continue to be exercisable (subject to the original term of the option) for a period of ninety (90) days thereafter.

EXHIBIT B

FERRO CORPORATION

1997 PERFORMANCE SHARE PLAN

      1.  Purpose. The purpose of the 1997 Ferro Corporation Performance Share Plan is to promote the long-term financial interests and growth of the Corporation, by (i) attracting and retaining executive personnel possessing outstanding ability; (ii) motivating executive personnel, by means of performance-related incentives, to achieve long-range performance goals; (iii) providing incentive compensation opportunities competitive with those of other major corporations; and (iv) furthering the identity of interests of Participants with those of the stockholders of Ferro Corporation through opportunities for increased stock ownership in the Corporation.

      2.  Definitions. The following definitions are applicable to this Plan:

(a) “Committee” Means the committee of the Board of Directors referred to in Section 4.

(b) “Common Stock” means shares of the Corporation as specified in Section 7.

(c) “Corporation” means Ferro Corporation.

(d) “Equity” means with respect to any fiscal year the average stockholders’ equity of the Corporation (less any portion thereof attributable to preferred stock), as determined by the Corporation’s Independent Auditors.

(e) “Growth Rate” shall mean the growth rate determined by measuring the specific performance being measured during the first year of the Performance Period as compared to such performance during the fiscal year immediately preceding the commencement of the Performance Period; the growth rate determined by measuring such performance during the second year of the Performance Period as compared to such performance during the first year of the Performance Period; the growth rate determined by measuring such performance during the third year of the Performance Period as compared to such performance during the second year of the Performance Period; and continuing the foregoing procedure for each year of the Performance Period; and then calculating a simple arithmetic average of the individual year growth rates as calculated above to determine the applicable growth rate for the Performance Period.

(f) “Independent Auditors” means with respect to any fiscal year the independent public accountants appointed by the Board of Directors of the Corporation to audit the consolidated financial statements of the Corporation on behalf of the Shareholders and the Board of Directors of the Corporation.

(g) “Net Income” means with respect to any fiscal year the consolidated net income of the Corporation for such year after provision for all costs and expenses including the expenses incurred by the Plan, and federal, state, local and foreign income taxes, and provision for dividends on preferred stock; all as determined by the Corporation and audited by the Corporation’s Independent Auditors.

(h) “Operating Income” means operating income of the applicable business unit or units of the Corporation adjusted, if appropriate, to exclude the effect of extraordinary items, as determined by the internal accounting records of the Corporation prepared in the ordinary course of its business.

(i) “Participant” means an officer or other key executive of the Corporation or of any subsidiary or affiliate of the Corporation, selected by the Committee to participate in this Plan.

(j) “Performance Period” refers to the period during which the Performance Target is measured.

(k) “Performance Shares” means interests in this Plan which will be represented by or converted into shares of Common Stock or cash or a combination of Common Stock and cash, and distributed to Participants or, in the case of shares of Common Stock, become non-forfeitable, after the end of the Performance Period based upon the level of achievement of the Performance Targets.

(l) “Performance Targets” means pre-determined goals established by the Committee. The Performance Targets determine the extent to which Performance Shares are converted into Common Stock and cash, or the extent to which Common Stock previously issued hereunder shall be forfeited.

(m) “Plan” means the 1997 Ferro Corporation Performance Share Plan as the same may be amended from time to time.

(n) “Return on Average Assets Employed” means the return on average assets employed by the applicable business unit or units of the Corporation as determined by the internal accounting records of the Corporation prepared in the ordinary course of its business.

(o) “Return on Equity” means with respect to any fiscal year Net Income for the year divided by Equity.

(p) “Return on Net Assets” means the return on average assets employed, net of average liabilities outstanding, by and of the applicable business unit or units of the Corporation as determined by the internal accounting records of the Corporation prepared in the ordinary course of its business.

(q) “Value of Common Stock” means the average closing price per share of the Common Stock on the New York Stock Exchange for each day such shares are traded during the first ten (10) calendar days of December.

(r) “1995 Plan” means the 1995 Performance Share Plan of the Corporation heretofore in effect.

      3.  Operation of Plan. the Committee will authorize an award of a specific number of Performance Shares to each Participant as of the first day of each Performance Period. Performance Targets will be established at the beginning of each Performance Period. If at the end of the Performance Period the Performance Target is fully met, Performance Shares granted hereunder will be converted into shares of Common Stock and cash, or Common. Stock issued hereunder will in part become non-forfeitable and in part be repurchased by the Company, all in the manner determined by the Committee and set forth in the applicable Performance Share Award Agreement. If the Performance Target has not been fully met, conversion, or non-forfeiture, will occur only to the extent if any, provided at the time of the award of Performance Shares, for the partial attainment of the Performance Target, and the balance of Performance Shares for such Performance Period will be forfeited.

      Performance Targets may be established in terms of Return on Equity, Operating Income as a Return on Net Assets, Operating Income as a Return on Average Assets Employed, Operating Income Growth Rate and Net Income Growth Rate, Stock Price, Cash Flow, Sales, Sales Growth Rate, Gross Margins, Market Share, Operating Income as a Percent of Sales, Return on Capital Employed, Operating Profit per Employee, Sales per Employee, Total Shareholder Return, Completion of Acquisitions, Joint Ventures or Other Business Combinations or the attainment of levels of performance of the Corporation under one or more of the measures described above relative to the performance of other businesses, or various combinations of the foregoing, or changes in any of the foregoing.

      The award level shall be calculated as a percentage of salary by applying such percentage to the Participant’s salary and dividing such resulting number by the Value of Common Stock during the fiscal year prior to the commencement of the applicable. Performance period.

      The maximum payout with respect to any award made for any Performance Period commencing on or after January 1, 1997 shall be 200% of the Target Level set with respect to the award, and the maximum payout for any Performance Period (doubled if bi-annual grants reutilized) with respect to any Participant shall be 100,000 shares, or a combination of shares and cash equal to the dollar equivalent thereof, subject to adjustment as provided in Section 8 hereof.

      The Committee shall have the authority to make adjustments by reason of special matters, such as acquisitions or special charges.

      Extraordinary items, and the effect of extraordinary items, shall be excluded, in the determination of standards used for the measurement of Performance Targets, and the degree of achievement thereof, if and to the extent so determined by the Committee.

      The Corporation may adopt a practice of bi-annual grants, rather than annual grants in which event the grant levels shall be double the normal annual grant levels.

      The standards reflected above are intended to preserve to the Committee some degree, of flexibility in responding to economic and competitive conditions, individual situations, and the evaluation of individual performance and the economic potential and business plans of various units of the Corporation.

      4.  Administration. This Plan shall be administered under the supervision of a committee (herein called the “Committee”) composed of not less than three directors of the Corporation appointed by the Board of Directors. The members of the Committee shall each be “disinterested persons” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or statute.

      5.  Participation. The Committee will select Participants from time to time from those employees of the Corporation and its subsidiaries and affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Corporation. The Committee may also delegate to the Chief Executive Officer of the Corporation, with such directions or reservations as the Committee shall determine, the authority to select certain of the Participants (other than officers of the Corporation) and to determine the number of Performance Shares to be awarded to each such Participant.

      6.  Terms and Conditions of Performance Share Awards. All Performance Shares awarded under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee:

(a) If a Participant ceases to be an employee of the Corporation, its subsidiaries or affiliates (for reasons other than death, disability or retirement pursuant to an established retirement plan or policy of the Corporation, subsidiaries or affiliates), Performance Shares and Common Stock awarded to the Participant other than those applicable to Performance Periods which have been completed at the time of such cessation of employment, shall be forfeited except as otherwise provided herein in the case of a Change of Control. A Participant who is a party to an executive employment contract with the Company (a “Contract Participant”) shall not have any right to Performance Shares or Common Stock awarded to the Contract Participant by reason of such employment contract beyond the rights set forth in this Plan. A Contract Participant shall cease to be an employee for purposes of this Section 6(a) when the Contract Participant’s right and obligation to perform service for the Company terminates, even if (a) the Contract Participant continues to be entitled to any benefits or compensation under the executive employment contract or otherwise (whether or not such benefits or compensation are measured by any period of time after the termination of employment) or (b) the duration of the contract or the “Contract Term” (as defined in such contract) is deemed to continue for any purpose after the termination of the Contract Participant’s right and obligation to perform service for the Company.

(b) If a Participant ceases to be an employee of the Corporation, its subsidiaries or affiliates due to death, disability or retirement pursuant to a retirement plan or policy of the Corporation, the subsidiary or affiliate, he will be eligible to receive a pro-rata proportion of the performance Shares awarded or, if applicable, a pro-rata portion of the Common Stock awarded shall become nonforfeitable, following the end of the Performance Period and the determination of the degree of achievement of the applicable Performance Targets, such pro-rata proportion or portion to be measured by a fraction of which the numerator is the portion of the Performance Period during which the Participant’s employment continued and the denominator is the Performance Period.

(c) In the case of a “Change in Control” of the Corporation all previously established Performance Targets will be conclusively deemed to have been met. For purposes hereof, a “Change in Control” of the Corporation shall mean a Change in Control of the Corporation of a nature that would be required to be reported (assuming such event has not, been “previously reported”) in response to Item 6 (e) of schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change in Control shall be deemed to have occurred at such time as (i) any “person” within the meaning of section 14(d) of the Exchange Act, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation’s then outstanding securities, or, (ii) during any period of, two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Corporation’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

      In the event of a Change in Control of the Corporation:

(i) Participants shall be entitled to receive a pro-rata proportion of the shares of Common Stock and cash which would have been issued or delivered to them at the end of the Performance Period or, if applicable, a pro-rata portion of the Common Stock shall become non-forfeitable, (recognizing that the Performance Targets are conclusively deemed to have been met by reason of the Change in Control of the Corporation), such pro-rata proportion or portion to be measured by a fraction of which the numerator is the portion of the Performance Period prior to such Change in Control of the Corporation, and the denominator is the Performance Period;

(ii) In lieu of issuing shares of Common Stock of the Corporation upon such conversion of Performance Shares, the Corporation shall make payment to the Participants in cash based on the fair market value of the Common Stock that would have been issued under paragraph (i) above (but for this paragraph (ii)), or, if applicable, Common Stock which has become non-forfeitable under para-

graph (i) above shall be repurchased by the Corporation at the fair market value of the Common Stock;

(iii) The “fair market value of the Common Stock” for this purpose shall be the higher of (x) the closing price on the New York Stock Exchange for Ferro Corporation Common Stock on the date such Change in Control of the Corporation occurs or (y) the highest price per share of Ferro Corporation Common Stock actually paid in connection with such Change in Control;

(iv) Cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change in Control of the Corporation; provided, however, no such payment shall be due and payable with respect to any Performance Share award prior to the expiration of seven months from the date of grant of such award; and

(v) After the payment provided for in (iv) above the Participants shall have no further rights under awards of Performance Shares outstanding at the time of such Change in Control of the Corporation.

      (d)  At the time of an award Performance Shares the Participant shall enter into a Performance Share Award Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and other such matters as the Committee shall in its sole discretion determine.

      7.  Shares Subject to the Plan. The shares to be issued under the Plan shall be shares of Common Stock and may be authorized but unissued shares or issued shares reacquired and held as treasury shares as the Committee may from time to time determine. Subject to adjustment in the number and kind of shares as provided in Section 8 hereof and, subject to the immediately following sentence of this Section, the number of shares of Common Stock reserved for awards under the Plan shall be equal to the number of shares remaining available for issuance under the 1995 Plan at the time of adoption of this Plan by the Shareholders of the Corporation increased by (i) 750,000 shares and (ii) by the number of Performance Shares outstanding under the 1995 Plan, if any, which are canceled or forfeited under the terms of the 1995 Plan.

      The maximum number of shares which shall be available for new awards under the Plan at any particular time shall be the maximum number obtained by subtracting from the total number of shares reserved under the Plan the sum of:

      (a)  the number of shares of Common Stock represented by Performance Share awards outstanding under the Plan for unexpired Performance Periods, plus

      (b)  the number of shares of Common Stock represented by potentially forfeitable Common Stock issued with respect to Performance Share awards outstanding under the Plan for unexpired performance periods, plus

      (c)  the number of shares of Common Stock previously issued under the Plan upon conversion of Performance Shares or, which have become nonforfeitable under the Plan, plus

      (d)  the number of Performance Shares under the Plan which settled by the payment of cash, plus

      (e)  the number of shares of Common Stock previously issued under the Plan which have been repurchased by the Corporation pursuant to the terms and requirements of the Plan or a Performance Share Award Agreement;

with all of the foregoing (a) through (e) to be interpreted to avoid counting the same shares twice.

      8.  Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which awards may be granted under the Plan and the shares issuable pursuant to then outstanding Performance Shares shall be appropriately adjusted by the Committee, whose determination shall be final.

      In the event the Corporation shall at any time when a Performance Share award is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Stock or effect a Pro-Rata Repurchase of Common Stock (as hereinafter defined), the Committee shall consider the economic impact of the Extraordinary Distribution or Pro-Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors of the Corporation, be final and binding upon all Participants.

      As used herein, the term “Extraordinary Distribution” means any dividend or other distribution of:

(a) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchases which is in excess of the fair market value of the Common Stock repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate fair market value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution, or

(b) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other. property (including shares of any Subsidiary of the Corporation), or any combination thereof.

      As used herein “Pro Rata Repurchase” means any purchase of shares of Common Stock by the Corporation or any Subsidiary thereof, pursuant to any tender offer or exchange offer subject to section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares of the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase.

      9.  Assignment and Transfer. The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution; provided, however, that the Board of Directors of the Corporation is specifically authorized to amend the Plan to permit assignment, encumbrance and transfer if and to the extent that such amendment would not produce adverse consequences under tax or securities laws.

      10.  Employee Rights Under the Plan. No employee or other person shall have any claim or right to be granted Performance Shares under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation.

      Unless the Performance Share Award Agreement specifies otherwise, a Participant shall forfeit all rights under any such Agreement if (i) in the opinion of the

Committee, the Participant, without the written consent of the Corporation, engages directly or indirectly any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Corporation or any subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Corporation.

      11.  Settlement by Subsidiaries. Settlement of Performance Share awards held by employees of subsidiaries shall be made by and at the expense of such subsidiary.

      12.  Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 8 hereof) no amendment shall be made without approval of the stockholders of the Corporation which shall (a) materially increase the total number of shares which may be awarded under the Plan or (b) materially change the class of employees eligible to participate in the Plan; provided that no such amendment, suspension or termination shall impair the rights of any Participant without his consent, in respect to any Performance Shares theretofore awarded pursuant to the Plan.

      13.  Effective Date an Term of the Plan. The Plan was initially adopted as of January 1, 1997 and was approved by action of the Shareholders of the Corporation an on April 25, 1997. No Performance Shares shall be awarded under the Plan after December 31, 2004.

      14.  Termination of Grants under the 1995 Plan. Following approval of this Plan by the Shareholders of the Corporation, no further grants of performance shares shall be made under the 1995 Plan.

DETACH HERE

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FERRO CORPORATION	This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned shareholder of Ferro Corporation hereby appoints H. R. Ortino and M. A. Cusick, the Proxies of the undersigned, to vote the shares of the undersigned at the 2000 Annual Meeting of Shareholders of the Corporation and any adjournment thereof upon the following:

The Board of Directors recommends votes be cast FOR proposals 1, 2, 3 and 4.

(1)	ELECTION OF DIRECTORS: Glenn R. Brown, William E. Butler, John C. Morley and Hector R. Ortino for terms expiring in 2003.

[ ] FOR all nominees (except as marked to the contrary)	[ ] WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTION:	If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

(2)  PROPOSAL TO AMEND THE FERRO EMPLOYEE STOCK OPTION PLAN.

[   ]  FOR       [   ]  AGAINST       [   ]  ABSTAIN

(3)	PROPOSAL TO AMEND THE FERRO PERFORMANCE SHARE PLAN.

[   ]  FOR       [   ]  AGAINST       [   ]  ABSTAIN

(4)	RATIFICATION OF THE DESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS.

[   ]  FOR       [   ]  AGAINST       [   ]  ABSTAIN

(Continued, and to be signed on other side)

DETACH HERE

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(Continued from other side)

PROXY NO.	SHARES

(5)  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    If no instruction is indicated, authority is granted to cast the vote of the undersigned for the election of the nominees for director and for proposals 2, 3 and 4.

Dated _____________________________________________ , 2000

Signature

Signature if held jointly

NOTICE: When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. A proxy given by a corporation should be signed in the corporate name by the chairman of its board of directors, its president, vice president, secretary, or treasurer.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

DETACH HERE

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FERRO CORPORATION	Confidential Voting Instructions — Side A

    The undersigned, a Participant in the Ferro Corporation Savings and Stock Ownership Plan, hereby instructs the Trustee under the Plan, to vote the shares subject to this instruction at the 2000 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

(1)  THE ELECTION OF DIRECTORS: Glenn R. Brown, William E. Butler, John C. Morley and Hector R. Ortino for terms expiring in 2003.

[ ] FOR all nominees (except as otherwise marked)	[ ] WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS:	If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

(2) PROPOSAL TO AMEND THE FERRO EMPLOYEE STOCK OPTION PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(3) PROPOSAL TO AMEND THE FERRO PERFORMANCE SHARE PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(4) RATIFICATION OF THE DESIGNATION OF KPMG L.L.P. AS INDEPENDENT AUDITORS.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

    Unless otherwise instructed on this card, the Trustee will, upon receipt of a properly executed instruction card, vote FOR the election of directors, and FOR the approval of issues 2, 3, and 4. See accompanying Participant Notice for explanation of the confidentiality, timing deadlines and other details concerning this instruction.

Also, if desired, complete, date and sign the other side of this card (Side B)

Dated ____________________________________________________ , 2000

(Signature of Participant)

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING
INSTRUCTIONS PROMPTLY USING THE ENCLOSED ENVELOPE.

DETACH HERE

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FERRO CORPORATION	Confidential Voting Instructions — Side B

    The undersigned Participant, acting as a Named Fiduciary under the Ferro Corporation Savings and Stock Ownership Plan, hereby instructs the Trustee under the Plan to vote the shares subject to this instruction at the 2000 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

(1)  THE ELECTION OF DIRECTORS: Glenn R. Brown, William E. Butler, John C. Morley and Hector R. Ortino for terms expiring in 2003.

[ ] FOR all nominees (except as otherwise marked)	[ ] WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS:	If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

(2) PROPOSAL TO AMEND THE FERRO EMPLOYEE STOCK OPTION PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(3) PROPOSAL TO AMEND THE FERRO PERFORMANCE SHARE PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(4) RATIFICATION OF THE DESIGNATION OF KPMG L.L.P. AS INDEPENDENT AUDITORS.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

    Unless otherwise instructed on this card, the Trustee will, upon receipt of a properly executed instruction card, vote FOR the election of directors, and FOR the approval of issues 2, 3, and 4. See accompanying Participant Notice for explanation of the confidentiality, timing deadlines and other details concerning this instruction.

Also complete, date and sign the other side of this card (Side A)

Dated ____________________________________________ , 2000

(Signature of Participant)

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING
INSTRUCTIONS PROMPTLY USING THE ENCLOSED ENVELOPE.

DETACH HERE

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Confidential Voting Instructions — Side A

    The undersigned, a Participant in the Ferro Corporation Bargaining Unit 401(k) Plan, hereby instructs the Trustee under the Plan, to vote the shares subject to this instruction at the 2000 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

(1)  THE ELECTION OF DIRECTORS: Glenn R. Brown, William E. Butler, John C. Morley and Hector R. Ortino for terms expiring in 2003.

[ ] FOR all nominees (except as otherwise marked)	[ ] WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS:	If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

(2) PROPOSAL TO AMEND THE FERRO EMPLOYEE STOCK OPTION PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(3) PROPOSAL TO AMEND THE FERRO PERFORMANCE SHARE PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(4) RATIFICATION OF THE DESIGNATION OF KPMG L.L.P. AS INDEPENDENT AUDITORS.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

    Unless otherwise instructed on this card, the Trustee will, upon receipt of a properly executed instruction card, vote FOR the election of directors, and FOR the approval of issues 2, 3, and 4. See accompanying Participant Notice for explanation of the confidentiality, timing deadlines and other details concerning this instruction.

Also, if desired, complete, date and sign the other side of this card (Side B)

Dated ______________________________________________ , 2000

(Signature of Participant)

PLEASE MAIL, SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS PROMPTLY USING THE ENCLOSED ENVELOPE.

DETACH HERE

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Confidential Voting Instructions — Side B

    The undersigned Participant, acting as a Named Fiduciary under the Ferro Corporation Bargaining Unit 401(k) Plan, hereby instructs the Trustee under the Plan to vote the shares subject to this instruction at the 2000 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

(1)  THE ELECTION OF DIRECTORS: Glenn R. Brown, William E. Butler, John C. Morley and Hector R. Ortino for terms expiring in 2003.

[ ] FOR all nominees (except as otherwise marked)	[ ] WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS:	If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list above.)

(2) PROPOSAL TO AMEND THE FERRO EMPLOYEE STOCK OPTION PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(3) PROPOSAL TO AMEND THE FERRO PERFORMANCE SHARE PLAN.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

(4) RATIFICATION OF THE DESIGNATION OF KPMG L.L.P. AS INDEPENDENT AUDITORS.	[ ] FOR [ ] AGAINST [ ] ABSTAIN

    Unless otherwise instructed on this card, the Trustee will, upon receipt of a properly executed instruction card, vote FOR the election of directors, and FOR the approval of issues 2, 3, and 4. See accompanying Participant Notice for explanation of the confidentiality, timing deadlines and other details concerning this instruction.

Also complete, date and sign the other side of this card (Side A)

Dated ________________________________ , 2000

(Signature of Participant)

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING
INSTRUCTIONS PROMPTLY USING THE ENCLOSED ENVELOPE.

Participant Notice

Ferro Corporation Savings and Stock Ownership Plan

March 20, 2000

Dear Plan Participant:

      The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by Ferro Corporation in conjunction with the Annual Meeting of Shareholders of Ferro Corporation to be held on April 28, 2000, to elect directors and to conduct other business.

      While only the Trustee of the Ferro Corporation Savings and Stock Ownership Plan (the “SSOP”) can actually vote the shares of Ferro Corporation stock (“Company Stock”) held in the SSOP, you, as a participant or a beneficiary with Company Stock credited to your SSOP accounts as of February 28, 2000, (the record date for the annual meeting) and as a named fiduciary under the SSOP, are entitled to instruct Mellon Bank, the Trustee of the SSOP, with respect to the following:

(1) (As a participant): The voting of Company Stock allocated to your SSOP accounts on the record date (Side A); and

(2) (As a named fiduciary): The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your accounts and the total amount of Company Stock in the SSOP) allocated to the SSOP accounts of other participants and beneficiaries for which no instructions are received (Side B).

      You should note that as a named fiduciary, you, if you so desire, are authorized under the SSOP to instruct the Trustee regarding the voting of a pro-rata portion of Company Stock held in the accounts of other SSOP participants which is not voted by such participants. Accordingly, please review the enclosed information carefully and complete the Voting Instruction Form and return it to the Trustee by April 24, 2000.

      If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your SSOP accounts as well as other uninstructed Company Stock, in the aggregate in accordance with timely instructions received from other SSOP participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on April 24, 2000, the Trustee cannot ensure that your voting instructions will be followed.

      It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how, or if, you voted. The Trustee or its agents will supervise and control the mailing of all materials to SSOP participants and the receipt of all Voting Instruction Forms and will not disclose to any outside party the name and address of any SSOP participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

MELLON BANK
TRUSTEE OF THE FERRO CORPORATION
SAVINGS AND STOCK OWNERSHIP PLAN

Participant Notice

Ferro Corporation Bargaining Unit 401(k) Plan

March 20, 2000

Dear Plan Participant:

      The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by Ferro Corporation in conjunction with the Annual Meeting of Shareholders of Ferro Corporation to be held on April 28, 2000, to elect directors and to conduct other business.

      While only the Trustee of the Ferro Corporation Bargaining Unit 401(k) Plan (the “Bargaining Unit 401(k) Plan” or the “Plan”) can actually vote the shares of Ferro Corporation stock (“Company Stock”) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your Plan accounts as of February 28, 2000, (the record date for the annual meeting) and as a named fiduciary under the Plan, are entitled to instruct Mellon Bank, the Trustee of the Plan, with respect to the following:

(1) (As a participant): The voting of Company Stock allocated to your Plan accounts on the record date (Side A); and

(2) (As a named fiduciary): The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your Plan accounts and the total amount of Company Stock in the Plan) allocated to the Plan accounts of other participants and beneficiaries for which no instructions are received (Side B).

      You should note that as a named fiduciary, you, if you so desire, are authorized under the Bargaining Unit 401(k) Plan to instruct the Trustee regarding the voting of a pro-rata portion of Company Stock held in the accounts of other Bargaining Unit 401(k) Plan participants which is not voted by such participants. Accordingly, please review the enclosed information carefully and complete the Voting Instruction Form and return it to the Trustee by April 24, 2000.

      If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your Plan accounts as well as other uninstructed Company Stock, in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Bargaining Unit 401(k) Plan. If the Voting Instruction Form is received after the close of business on April 24, 2000, the Trustee cannot ensure that your voting instructions will be followed.

      It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how, or if, you voted. The Trustee or its agents will supervise and control the mailing of all materials to Bargaining Unit 401(k) Plan participants and the receipt of all Voting Instruction Forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

MELLON BANK
TRUSTEE OF THE FERRO CORPORATION
BARGAINING UNIT 401 (k) PLAN